Exhibit 10.1

FORM OF CONSULTING AGREEMENT

Arbios Systems, Inc.
1050 Winter Street, Suite 1000
Waltham, Massachusetts 02451

[__________], 2006

[NAME]
[TITLE]
[ADDRESS]

Dear [NAME]:

I am pleased that you are willing to continue your relationship with Arbios Systems, Inc. (the “Company”) in the role of consultant. As authorized by the Board of Directors of the Company, this letter is to confirm our understanding with respect to (i) your rendering services as a consultant to the Company, (ii) your agreement not to compete with the Company in its direct area of business, and (iii) your agreement to protect and preserve information and property which is confidential and proprietary to the Company or other parties with whom the Company does business (the terms and conditions agreed to in this letter shall hereinafter be referred to as the “Agreement”). Hereinafter, reference to “you” includes your company, [_______________], of which you are an employee, and all other employees or subcontractors which you may employ on behalf of the Company, whom you shall ensure are bound by the terms of this Agreement. In consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, we have agreed as follows:

1. Services of Consultant. You agree to render services to the Company as an independent contractor to, and not as an employee of, the Company. Your principal service will be to [_______________], and to perform related services in the Company’s business, each occasionally and from time to time as directed by Walter Ogier or his designate. You shall devote your best efforts in the performance of the foregoing services. You acknowledge and agree that you will be an independent contractor for all purposes including, but not limited to, payroll and tax purposes, and that you shall not represent yourself to be an employee or officer of the Company unless so designated by a written agreement signed by the Company.

2. Term of Consulting Arrangement. Your services as a consultant to the Company shall commence upon the day following the 2006 Annual Meeting of the Company, scheduled for July 31, 2006, and shall terminate on July 31, 2007, unless mutually agreed to be extended by you and the Company. However, you agree that the Company has the right terminate your consulting arrangement hereunder at any time, with or without cause, which right shall be exercisable by written notice sent to you by the Company and shall be effective immediately as of the date of such notice or a later date as the Company may specify. As you are aware, the Board of Directors of the Company has resolved that management and the Board shall review your services in December with the possible consequence that the Company, in its sole discretion, shall determine that insufficient services have been provided to continue the consulting relationship. Similarly, you have the right to terminate your services to the Company at any time, which right shall be exercisable by written notice sent to the Company by you and shall be effective immediately as of the date of such notice or a later date as you may specify. In the event such notice is given, you shall use best efforts to reduce cost to the Company as a result of such termination. The Company’s obligation will be to reimburse you for cost incurred, as evidenced by invoice, as of final date of termination, including any uncancellable legal obligations to third parties relating to this Agreement, such as purchase orders, which were entered into prior to effective termination notice.

3. Compensation for Services. The Company shall pay you as your exclusive compensation for your services and agreements hereunder a fee of $[_____] per month (the “Retainer”). At the sole discretion of the Company, the Company may determine to pay you, in lieu of the Retainer, a fee of $[_____] per day, or a pro-rata amount for any substantial portion of a day, for work which you perform on behalf of the Company and which has been agreed in advance by the Chief Executive Officer of the Company. You shall also be reimbursed for reasonable and customary expenses (costs) incurred by you on behalf of the Company. Such expenses include, but are not limited to, costs incurred for transportation, travel, lodging, meals, delivery, communications, literature search and retrieval, and exceptional telecommunications costs which may be incurred in the performance of a particular (e.g. overseas) project. To receive payment, you shall provide the Company with an invoice each month in which work is performed, which reflects professional services and expenses rendered through the end of the prior month. The Company agrees that all invoiced fees and expenses payable under this contract will be paid to you within thirty (30) days of receipt of said invoice. Any services to be provided by other employees of [________________] or subcontractors shall be agreed in advance with the Company, including compensation to be paid by the Company.

4. Continuing Obligations. Your obligations under this Agreement other than the provisions of Section 1 shall not be affected by any termination of your consulting arrangement, including termination upon the Company’s initiative.

5. Prohibited Competition.

(a) We have discussed, and you recognize and acknowledge the competitive and proprietary nature of the Company’s business operations. You further acknowledge and agree that a business will be deemed competitive with the Company if it conducts planning or operations or otherwise engages in the Company’s Field of Interest (as defined herein). You further acknowledge and agree that, during the course of your performing services for the Company as a consultant and earlier as a member of the Board of Directors and as a consultant, the Company has already and will furnish, disclose or make available to you confidential and proprietary information related to the Company’s business. You also acknowledge that such confidential information has been developed and will be developed by the Company through the expenditure by the Company of substantial time, effort and money and that all such confidential information could be used by you to compete with the Company.

(b) You acknowledge and agree that, although the Company has retained your consulting services on a non-exclusive basis, you currently are not a party to, and during the term of this Agreement, and for one year following termination of this Agreement, you will not (i) enter into any agreement, arrangement, understanding or other relationship pursuant to which you are obligated to render advice and/or services to a commercial entity in the Company’s Field of Interest, either as principal, agent, stockholder, employee, consultant, representative, or in any other capacity or (ii) own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any such entity, except that nothing contained herein shall preclude you from purchasing or owning securities of any such business if such securities are publicly traded, and provided that your holdings do not exceed three percent (3%) of the issued and outstanding securities of any class of securities of such business. The term “Field of Interest” with respect to the Company currently means the development or commercialization of medical devices or cell therapies for the treatment of liver disease, viral hepatitis or septic shock. The Company may modify the definition of its Field of Interest by written notice to you based on the activities in which the Company is then engaged or in which the Company then proposes to be engaged.

(c) Further, neither individually nor on behalf of or through any third party, shall you directly or indirectly, solicit, entice or persuade or attempt to solicit, entice or persuade any other employees of or consultants to the Company or any present or future parent, subsidiary or affiliate of the Company to leave the services of the Company or any such parent, subsidiary or affiliate for any reason.

(d) You further recognize and acknowledge that (i) the types of employment which are prohibited by this Section 5 are narrow and reasonable in relation to the skills which represent your principal salable asset both to the Company and to prospective employers and/or business partners, and (ii) the specific scope of the provisions of this Section 5 is reasonable, legitimate and fair to you in light of the Company’s need to protect its proprietary information and to make the Company’s business profitable and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which you are qualified to earn your livelihood.

(e) Your acknowledgements and agreements set forth in this Section 5 shall survive the expiration or termination of this Agreement and the termination of your employment with the Company for any reason.

6. Protected Information. You shall at all times, both during and after any termination of the consulting arrangement by either the Company or you, maintain in confidence and shall not, without the prior written consent of the Company, use, except in the course of performance of your duties for the Company and specifically not for the benefit of others outside the Company, disclose or give to others any fact or information which was disclosed to or discerned or developed by you during the course of performing services for, or receiving training from, the Company, and is not generally available to the public including but not limited to information and facts concerning business plans, customers, future customers, suppliers, licensors, licensees, partners, investors, affiliates or others, training methods and materials, financial information, sales prospects, client lists, inventions (as defined in paragraph 7), or any other scientific, technical, trade or business secret or confidential or proprietary information of the Company or of any third party provided to you in the course of your consultancy to the Company. You also agree not to file patents, copyrights or trademark applications based on the Company’s technology, property or confidential information, nor seek to make improvements thereon, without the Company’s approval. You agree not to make any copies of such confidential or proprietary information of the Company (except when appropriate for the furtherance of the business of the Company or duly and specifically authorized to do so) and promptly upon request, whether during or after the period of the consulting arrangement, to return to the Company any and all documentary, machine-readable or other elements or evidence of such confidential or proprietary information, and any copies that may be in your possession or under your control. In the event you are questioned by anyone not employed by the Company or by an employee of or a consultant to the Company not authorized to receive such information, in regard to any such information or any other secret or confidential work of the Company, or concerning any fact or circumstance relating thereto, you will promptly notify the President of the Company.

7. Ownership of Ideas, Copyrights and Patents.

(a) Property of the Company. You agree that all ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods, biological processes, cell lines, laboratory notebooks, and formulae (all of the foregoing being hereinafter referred to as “the inventions”) which may be used in the business of the Company, whether or not reduced to practice and whether patentable, copyrightable or not, which you may conceive, reduce to practice or develop during the term of this Agreement, alone or in conjunction with another, or others, and whether at the request or upon the suggestion of the Company, or otherwise, shall be the sole and exclusive property of the Company if made or improved during any time during which you are providing services to the Company or with the assistance of financial or other support from the Company, and that you shall not publish any of the inventions without the prior written consent of the Company. You hereby assign to the Company all of your right, title and interest in and to all of the foregoing. You agree to maintain and furnish to the Company complete and current records of all such inventions and disclose to the Company in writing any such inventions.

(b) Right of First Refusal of the Company. In the event that you, alone or with others, develop or improve any inventions in the Field of Interest at times during which you are not providing services to the Company and without the financial or other support of the Company, you agree to provide the Company with a right of first refusal to purchase or license any and all such inventions.

(c) Cooperation. At any time during or after the term of this Agreement, you agree that you will fully cooperate with the Company, its attorneys and agents, in the preparation and filing of all papers and other documents as may be required to perfect the Company’s rights in and to any of such inventions, including, but not limited to, joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights of the United States and of any and all other countries on such inventions, provided that the Company will bear the expense of such proceedings, and that any patent or other legal right so issued to you, personally, shall be assigned by you to the Company without charge by you. You hereby designate the Company as your agent, and grant to the Company a power of attorney with full power of substitution (which power of attorney shall be deemed coupled with an interest), for the purpose of effecting the foregoing assignments from you to the Company.

8. Records. Upon termination of your relationship with the Company, you shall deliver to the Company any property of the Company which may be in your possession including products, materials, memoranda, notes, laboratory notebooks, records, reports, or other documents or photocopies of the same.

9. No Conflicting Agreements. You hereby represent and warrant that you have no commitments or obligations inconsistent with this Agreement. You hereby agree to indemnify and hold the Company harmless against any loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty. During the term of this Agreement, you will not enter into any agreement, either written or oral, which may be in conflict with this Agreement, and you will arrange to provide your services under this Agreement in such a manner and at such times that your services will not conflict with your responsibilities under any other agreement, arrangement or understanding or pursuant to any employment relationship that you may have at any time with any third party.

10. No Employment Relationship Created. This Agreement does not constitute, and shall not be construed as constituting, an undertaking by the Company to hire you as an employee of the Company. You acknowledge that you will be working as a consultant only, and not as an employee. You will not be entitled to receive any of the benefits provided by the Company to its employees and you will be solely responsible for the payment of all federal, state and local taxes and contributions imposed or required on income, unemployment insurance, social security and any other law or regulation.

11. Release. You hereby waive your right to assert any form of legal claim or any other form of action against the Company (including its affiliates and related entities, and its and their respective officers, directors, employees, agents, representatives, successors and assigns) of any kind whatsoever relating in any way to your relationship with the Company from the beginning of time through the date you sign this Agreement.

12. General.

(a) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, return receipt requested, postage prepaid

If to Arbios Systems, Inc.:

Walter C. Ogier
President and Chief Executive Officer
Arbios Systems, Inc.
1050 Winter Street, Suite 1000
Waltham, Massachusetts 02451
FAX 1-781-839-7294

If to you, [NAME]:

[NAME]
[TITLE]
[ADDRESS]
FAX [FAX NUMBER]

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

(b) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

(c) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

(d) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

(e) Assignment. The Company may assign its rights and obligations hereunder to any person or entity. Your rights and obligations under this Agreement may not be assigned by you without the prior written consent of the Company.

(f) Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and, in your case, upon your heirs, executors and administrators; and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

(g) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of The Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

(h) Arbitration. Except with respect to the provisions of Sections 5, 6 and 7 hereof, any controversy, dispute or claim arising out of or in connection with this Agreement, or the breach, termination or validity hereof, shall be settled by final and binding arbitration to be conducted by an arbitration tribunal in Boston, Massachusetts, pursuant to the rules of the American Arbitration Association. The arbitration tribunal shall consist of three arbitrators. The party initiating arbitration shall nominate one arbitrator in the request for arbitration and the other party shall nominate a second in the answer thereto within thirty (30) days of receipt of the request. The two arbitrators so named will then jointly appoint the third arbitrator. If the answering party fails to nominate its arbitrator within the thirty (30) day period, or if the arbitrators named by the parties fail to agree on the third arbitrator within sixty (60) days, the office of the American Arbitration Association in Boston, Massachusetts shall make the necessary appointments of such arbitrator(s). The decision or award of the arbitration tribunal (by a majority determination, or if there is no majority, then by the determination of the third arbitrator, if any) shall be final, and judgment upon such decision or award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such decision or award and an order of enforcement. In the event of any procedural matter not covered by the aforesaid rules, the procedural law of the Commonwealth of Massachusetts shall govern.

(i) Jurisdiction and Service of Process. Except as governed by the above paragraph (h), any legal action or proceeding with respect to this Agreement shall be brought in the courts of The Commonwealth of Massachusetts or of the United States of America for the First District of Massachusetts. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 12(a) hereof.

(j) Severability. The parties intend this Agreement to be enforced as written. However, (i) if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court having jurisdiction, then the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby (provided that should any portion of Section 5, 6 or 7 be declared illegal or unenforceable, the Company shall have the right in its sole discretion to terminate this Agreement); and (ii) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision or the geographic area covered thereby, the Company and you agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision, and/or to delete specific words and phrases (“blue-pencilling”), and in its reduced or blue-pencilled form such provision shall then be enforceable and shall be enforced.

(k) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

(l) Injunctive Relief. You hereby expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in Section 5, 6 or 7 of this Agreement will result in substantial, continuing and irreparable injury to the Company. Therefore, you hereby agree that, in addition to any other remedy that may be available to the Company, the Company shall be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of Section 5, 6 or 7 of this Agreement and Section 12(h) of this Agreement shall not apply.

(m) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(n) Expenses. Should any party breach this Agreement, in addition to all other remedies available at law or in equity, such party shall pay all of any other party’s costs and expenses resulting therefrom and/or incurred in enforcing this Agreement, including legal fees and expenses.

(o) Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to us the enclosed copy of this letter.

Very truly yours,

Arbios Systems, Inc.

By: ________________________________
Walter C. Ogier
President and Chief Executive Officer

Accepted and Approved:

________________________________
[NAME]

Dated: _______________________